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                         EXHIBIT 10.39

                ROCHESTER TELEPHONE CORPORATION

            PLAN FOR THE DEFERRAL OF DIRECTORS FEES

                        Amendment No. 1


     Pursuant to Section 13, the Plan is hereby amended, effective November 1, 1993, by adding the following new Section
8 immediately following current Section 7 and by renumbering the remaining Sections accordingly:

     8.  TRANSFER OF PARTICIPANT ACCOUNTS

              A Participant may make a one-time election at any time on or after November 1, 1993, to transfer all or a portion of the value of his or her Participant Account from this Plan to the Company's Directors Common Stock Deferred Growth Plan. In such event, future earnings on the transferred amounts shall be based on the terms of the Directors Common Stock Deferred Growth Plan and payment from that Plan shall be made in whatever medium (e.g., cash or property) may be provided for the payment of benefits from that plan. However, the timing, method of payment and all other elections selected by the Participant on his or her Deferred Election Form under this Plan shall remain irrevocable and shall continue to apply to the transferred amounts.

              No amounts held in the Directors Common Stock
         Deferred Growth Plan may be transferred to this Plan, including amounts previously transferred to such plan from this Plan pursuant to this Section 8.


     IN WITNESS WHEREOF, the Board of Directors has caused this Amendment to be executed on its behalf this 1st day of November, 1993.

                               ROCHESTER TELEPHONE CORPORATION


                                    /s/ Josephine S. Trubek
                                 By:--------------------------
                                        Josephine S. Trubek
                                        Corporate Secretary

(56ED)
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                ROCHESTER TELEPHONE CORPORATION

            PLAN FOR THE DEFERRAL OF DIRECTORS FEES


1.   PURPOSES

     Rochester Telephone Corporation (the "Company") has adopted this Plan for the Deferral of Directors Fees (the "Plan") to assist its directors with their individual tax and retirement income planning and to permit the Company to remain competitive in attracting and retaining its directors.

2.   PLAN ADMINISTRATOR

     The Executive Committee of the Company's Board of Directors shall be the Plan's administrator (the "Administrator"). The Administrator shall have the authority to adopt rules and regulations for carrying out the Plan and to interpret, construe and implement the provisions of this Plan, including eligibility for benefits prior to any change in control of the Company.

3.   ELIGIBILITY

     Any director of the Company who is not an employee of the Company or of any subsidiary of the Company may elect to participate in this Plan.

4.   AMOUNT OF DEFERRAL

     A participant may elect to defer receipt of all or a specified portion of the fees otherwise payable to the participant for serving on the Company's Board of Directors or any committee thereof.

5.   TIME FOR ELECTING DEFERRAL

     Any election to defer directors fees must be made prior to the beginning of the calendar year that such fees are to be earned by the participant, provided that in the first year of eligibility a deferral election for that year must be made within 30 days of commencing employment on the Board. An election to commence a deferral may be made at any time in accordance with the procedures set forth in Section 6 and any election so made shall remain in effect until the participant elects in writing to change his or her election for future fees.

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                              -2-



6.   MANNER OF ELECTING DEFERRAL

     A participant shall elect a deferral by giving written notice to the Administrator in a form substantially the same as the Election Form attached hereto. The notice shall include
(1) the amount to be deferred; (2) the time as of which the deferral is to commence; (3) whether the deferred amounts plus the earnings thereon will be paid within 30 days of termination from the Board or 30 days following the end of year in which termination occurs; and (4) an election of either a lump sum payment or the number of monthly installments (not to exceed
60) for the payment of the deferred amounts.

7.   PARTICIPANT ACCOUNTS

     There shall be established for each participant a Participant Account which shall be credited with the participant's deferrals plus earnings as may be credited from time to time on investments under any trust arrangement established to hold deferrals. If no trust arrangement has been established, the deferrals will be credited with simple interest on any unpaid account balance at the rate fixed from time to time for the payment of funds deposited with the Company by its customers. The value of each Participant Account shall be adjusted no less frequently than annually to reflect contributions to the account, payments from the account as hereinafter provided, and earnings.

     All amounts credited to Participant Accounts shall be fully vested at all times. Except for the possible claims of the Company's general creditors, they shall not be subject to forfeiture on account of any action by a participant or by the Company, including termination of service on the Board.

8.   PAYMENT OF DEFERRED AMOUNTS

     No withdrawal may be made from a Participant Account except as provided in this Section 8. Payments from an Account shall either commence or be made in a lump sum within 30 days following termination from the Board or within 30 days following the close of the year in which termination occurs in accordance with a participant's election form. Payments from a Participant Account shall be made only in cash.

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                              -3-



     Payments may be made in the form of either a lump sum payment or monthly installments over a period of years not to exceed five. Where payments are made in monthly installments, the balance credited to a Participant Account shall continue to be adjusted for earnings as provided in Section 7.

     If installment payments are elected, the first installment shall equal the value of the Participant Account at such time multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of monthly installments to be made. All subsequent installments shall equal the value of the Participant Account as of the last valuation date preceding the installment which is to be paid multiplied by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected minus the number of installments already paid.

     In the event of a participant's death before he or she has received all of the deferred payments to which he or she is entitled hereunder, the remaining value of the Participant Account shall be paid to the participant's estate in a lump sum no later than 30 days following the end of the year in which the participant died.

     Notwithstanding a participant's election of installment payments, the Company, in its sole discretion, shall have a right to accelerate any such payments or to make payment of the balance of a Participant Account in a lump sum.

9.   PARTICIPANT'S RIGHTS UNSECURED

     The maintenance of individual Participant Accounts is for bookkeeping purposes only. The Company may, but is not obligated to, acquire or set aside any particular assets for the discharge of its obligations, nor is any participant to have any property rights in any particular assets held by the Company, whether or not held for the purpose of funding the Company's obligations.

     The right of any participant or his or her estate to receive future installments under the provisions of this Plan shall be an unsecured claim against the general assets of the Company.

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                              -4-



10.  CHANGE IN CONTROL

     In the event of a Change in Control, as defined in the trust agreement, amounts credited to Participant Accounts shall be paid out in accordance with the terms of the trust agreement and any participant elections. If no trust agreement is in effect, change in control shall have the meaning given this term in the Company's Supplemental Management Pension Plan and benefits shall be paid in accordance with participant elections.

11.  STATEMENT OF ACCOUNT

     Statements will be sent to participants no less frequently than annually as to the value of their Participant Accounts.

12.  ASSIGNABILITY

     No right to receive payments hereunder shall be transferable or assignable by a participant, except by will or by the laws of descent and distribution.

13.  AMENDMENT

     This Plan may at any time or from time to time be amended, modified or terminated by the Board of Directors of the Company. No amendment, modification or termination shall accelerate payment of amounts previously deferred, provide for additional benefits, or, without the consent of a participant, adversely affect such participant's accruals in his or her Participant Account.

14.  GOVERNING LAW

     This Plan and any participant elections hereunder shall be interpreted and enforced in accordance with the laws of the State of New York.

15.  EFFECTIVE DATE

     The effective date of this Plan is January 1, 1990.

     IN WITNESS WHEREOF, the Board of Directors has caused its duly authorized member to execute this Plan document on its behalf this 22nd day of December, 1989.


                                 ROCHESTER TELEPHONE CORPORATION


                                 By:  /s/ F. R. Pestorius
                                     --------------------------
                                 Its  Vice President-Finance
                                     --------------------------
(56ED)